Exhibit 21.1 - Subsidiaries of the Registrant



Subsidiaries                                    State of Incorporation/Formation
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Quad City Bank and Trust Company                         Iowa
Cedar Rapids Bank and Trust Company                      Iowa
Rockford Bank and Trust Company                          Illinois
Quad City Bancard, Inc.                                  Delaware
QCR Holdings Statutory Trust II                          Connecticut
QCR Holdings Statutory Trust III                         Connecticut

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